POWER OF ATTORNEY

For Executing Forms 3, 4 and 5

 The undersigned hereby constitutes and appoints each of Matthew J. Cushing, and
Janet Mesrobian,
signing singly, as his true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/ or
director of Pegasystems Inc. (the "Company"), Forms 3, 4 and 5 (including any amendments
thereto) in accordance with Section 16(a) of the Securities Exchange Act of
1934, as amended
(the "Exchange Act"), and the rules thereunder; and

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or
desirable to complete the execution of any such Forms 3, 4 and 5 and the timely filing of such
forms with the United States Securities and Exchange Commission (the "SEC") and
any other
authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the
opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required
by, the undersigned, it being understood that the documents executed by such attorney-in-fact on
behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall
contain such terms and conditions as such attorney-in-fact may approve in his discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform
all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the
rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if
personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such
attorney-in-fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of
Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact,
in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming,
any of the undersigned's liabilities or responsibilities to comply with Section
16 of the Exchange Act.

This Power of Attorney replaces in their entirety any and all prior powers of attorney executed by the
undersigned with respect to the subject matters set forth herein, including any powers of attorney previously filed
with the SEC, which prior powers of attorney are hereby revoked in their entirety. This Power of Attorney shall
remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to
the undersigned's holdings of and transactions in securities issued by the
Company, unless earlier revoked by the
undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed this 22nd day of April 2019.

Signed:/s/ Christopher Lafond
Christopher Lafond
DIRECTOR